UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934 (Amendment No. )

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[ ]	Preliminary information statement.
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
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The RBB Fund, Inc.

(Name of Registrant as Specified in Its Charter)

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JOINT INFORMATION STATEMENT

ADARA SMALLER COMPANIES FUND

AQUARIUS INTERNATIONAL FUND

(EACH AN INVESTMENT PORTFOLIO OF THE RBB FUND, INC.)

615 East Michigan Street

Milwaukee, WI 53202

April 30, 2021

Dear Shareholder:

This letter is being provided to shareholders of the Adara Smaller Companies Fund (the “Adara Fund”) and the Aquarius International Fund (the “Aquarius Fund” and, together with the Adara Fund, the “Funds”), each a portfolio of The RBB Fund, Inc. (the “Company”), to notify shareholders of new sub-advisory agreements for each Fund with two existing sub-advisers.

Altair Advisers LLC (“Altair” or the “Adviser”) and the Company are required to furnish shareholders with information about new sub-advisory agreements. This notification is a condition of an exemptive order that Altair and the Company received from the Securities and Exchange Commission permitting Altair, as each Fund’s investment adviser, to hire new sub-advisers or make changes to existing sub-advisory agreements with the approval of the Company’s board of directors, but without obtaining approval of the Funds’ shareholders.

The enclosed “Joint Information Statement” provides information relating to the approval of new sub-advisory agreements with two existing sub-advisers of the Funds due to changes in ownership of each sub-adviser. The approval of the new sub-advisory agreements as described in the Joint Information Statement does not require shareholder approval.

Please take a few minutes to review the attached materials. Thank you for your investment in the Funds.

Best regards,

Salvatore Faia

President

The RBB Fund, Inc., on behalf of the Adara Smaller Companies Fund and Aquarius International Fund

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF JOINT INFORMATION STATEMENT

The Joint Information Statement is available at https://funddocs.filepoint.com/altair/

ADARA SMALLER COMPANIES FUND

AQUARIUS INTERNATIONAL FUND

(EACH AN INVESTMENT PORTFOLIO OF THE RBB FUND, INC.)

615 East Michigan Street

Milwaukee, WI 53202

JOINT INFORMATION STATEMENT

April 30, 2021

This Joint Information Statement is being provided to the shareholders of the Adara Smaller Companies Fund (the “Adara Fund”) and the Aquarius International Fund (the “Aquarius Fund” and, together with the Adara Fund, the “Funds”), each a portfolio of The RBB Fund, Inc. (the “Company”), to provide information regarding (i) new sub-advisory agreements among Altair Advisers LLC (“Altair” or the “Adviser”), Aperio Group, LLC (“Aperio”) and the Company, on behalf of each of the Funds; and (ii) new sub-advisory agreements among Altair, Driehaus Capital Management LLC (“Driehaus”) and the Company, on behalf of each of the Funds. This Joint Information Statement will be available at https://funddocs.filepoint.com/altair/ until July 31, 2021. A paper or email copy of this Joint Information Statement may be obtained, without charge, upon request addressed to: [Name of Fund], c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or by calling 1-844-261-6482.

This is a joint information statement for multiple series of the Company. You may not own shares of all Funds included in this Joint Information Statement. THIS JOINT INFORMATION STATEMENT DOES NOT RELATE TO A MEETING OF THE FUNDS’ SHAREHOLDERS OR TO ANY ACTION BY SHAREHOLDERS. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Background

The Company is an open-end management investment company organized as a corporation under the laws of the State of Maryland. The Company currently consists of 36 separate portfolio series, including the Funds.

Adara Smaller Companies Fund

The Adara Fund seeks capital appreciation. The Adara Fund seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its net assets (including borrowing for investment purposes) in equity securities of small or micro-cap companies. The Adara Fund utilizes a “multi-manager” approach whereby the Fund's assets are allocated to one or more sub-advisers (“Sub-Advisers”) in percentages determined at the discretion of the Adviser.

In addition to Aperio and Driehaus, the Adara Fund’s Sub-Advisers consist of the following: Pacific Ridge Capital Partners, LLC, Pier Capital LLC, and River Road Asset Management, LLC.

The Sub-Advisers implement a number of different investment strategies and styles within the small and micro-cap universe. The Sub-Advisers implement one or more of the following investment strategies: (i) Small or Micro-Cap Growth; (ii) Small or Micro-Cap Value; (iii); Small or Micro-Cap Core; and (iv) Tax Loss Harvesting.

The Adviser and the Company have entered into sub-advisory agreements with each Sub-Adviser to manage the investment and reinvestment of such portions of the assets of the Adara Fund as the Adviser may from time to time allocate to such Sub-Adviser for management.

For their services, each Sub-Adviser is entitled to receive a fee based upon a percentage of the Adara Fund’s average daily net assets, which will be paid by the Adara Fund and not by the Adviser. The Adviser selects Sub-Advisers based upon the Sub-Adviser’s skills in managing assets pursuant to particular investment styles and strategies. The Adviser monitors existing Sub-Advisers based on their investment styles, strategies, and results in managing assets for specific asset classes. Each Sub-Adviser has discretion to select portfolio securities for its portion of the Adara Fund’s assets, but must select those securities according to the Fund's investment objectives and restrictions. The Adara Fund is not required to invest with any minimum number of Sub-Advisers, and does not have minimum or maximum limitations with respect to allocations of assets to any Sub-Adviser. The Adviser may change the allocation of the Adara Fund’s assets among the available Sub-Advisers, and may add or remove Sub-Advisers, at any time, which may change the sub-advisory fees payable by the Fund. However, in no event will the total sub-advisory fees exceed the annual rate of 1.00% of the Adara Fund’s average daily net assets.

The Adara Fund has registered one class of shares and the Adara Fund is currently only available to clients of the Adviser and to other investors at the Fund's discretion. The Adviser does not receive a separate management fee from the Adara Fund. However, pursuant to the Adara Fund’s investment advisory agreement with the Adviser, the Adviser is entitled to receive reimbursement for out-of-pocket expenses it incurs in connection with its compliance monitoring of Fund trading, up to 0.01% of the Adara Fund’s average daily net assets.

Aquarius International Fund

The Aquarius Fund seeks capital appreciation. The Aquarius Fund seeks to achieve its investment objective by investing, under normal circumstances, primarily in securities of companies located outside the United States, including emerging market countries. The Aquarius Fund utilizes a “multi-manager” approach whereby the Fund's assets are allocated to one or more sub-advisers (“Sub-Advisers”) in percentages determined at the discretion of the Adviser.

In addition to Aperio and Driehaus, the Aquarius Fund’s Sub-Advisers consist of the following: Mawer Investment Management Ltd. and Setanta Asset Management Limited.

The Sub-Advisers implement a number of different investment strategies and styles within the international universe. The Sub-Advisers implement one or more of the following investment strategies: (i) Developed Market; (ii) Emerging Market; and (iii) Tax Loss Harvesting.

The Adviser and the Company have entered into sub-advisory agreements with each Sub-Adviser to manage the investment and reinvestment of such portion of the assets of the Aquarius Fund as the Adviser may from time to time allocate to such Sub-Adviser for management.

For their services, each Sub-Adviser is entitled to receive a fee based upon a percentage of the Aquarius Fund’s average daily net assets, which will be paid by the Aquarius Fund and not by the Adviser. The Adviser selects Sub-Advisers based upon the Sub-Adviser’s skills in managing assets pursuant to particular investment styles and strategies. The Adviser monitors existing Sub-Advisers based on their investment styles, strategies, and results in managing assets for specific asset classes. Each Sub-Adviser has discretion to select portfolio securities for its portion of the Aquarius Fund’s assets, but must select those securities according to the Fund's investment objectives and restrictions. The Aquarius Fund is not required to invest with any minimum number of Sub-Advisers, and does not have minimum or maximum limitations with respect to allocations of assets to any Sub-Adviser. The Adviser may change the allocation of the Aquarius Fund’s assets among the available Sub-Advisers, and may add or remove Sub-Advisers, at any time, which may change the sub-advisory fees payable by the Fund. However, in no event will the total sub-advisory fees exceed the annual rate of 0.90% of the Aquarius Fund’s average daily net assets.

The Aquarius Fund has registered one class of shares and the Aquarius Fund is currently only available to clients of the Adviser and to other investors at the Fund's discretion. The Adviser does not receive a separate management fee from the Aquarius Fund. However, pursuant to the Aquarius Fund’s investment advisory agreement with the Adviser, the Adviser is entitled to receive reimbursement for out-of-pocket expenses it incurs in connection with its compliance monitoring of Fund trading, up to 0.03% of the Aquarius Fund’s average daily net assets.

Aperio Group, LLC and the Aperio Agreements

At a special meeting of the Board of Directors of the Company (the “Board”) held on December 10, 2020, the directors, including a majority of those directors who are not “interested persons” of the Company (as such term is defined in the Investment Company Act of 1940 (the “1940 Act”)) voting separately, approved new sub-advisory agreements among the Adviser, Aperio and the Company, on behalf of each of the Adara Fund and the Aquarius Fund (collectively, the “Aperio Agreements”). The Aperio Agreements became effective on February 1, 2021.

A change in ownership of Aperio necessitated the Board’s approval of the Aperio Agreements. On February 1, 2021, BlackRock, Inc. completed its acquisition of Aperio Holdings, LLC and other equity interests related to Aperio Holdings, LLC, upon which BlackRock, Inc. acquired all of the outstanding equity interests of Aperio Holdings previously held by Aperio insiders and Aperio’s majority investor, Golden Gate Capital, and thus acquired, indirectly, all equity interests in Aperio (the “Acquisition”). As a result of the Acquisition, Aperio is now an indirect wholly-owned subsidiary of BlackRock, Inc.

Since the inception of each Fund, Aperio has been a Sub-Adviser to each Fund pursuant to a sub-advisory agreement among the Adviser, Aperio and the Company, on behalf of each Fund. The change in ownership of Aperio was deemed to be an assignment and, in accordance with the terms of each sub-advisory agreement between the Adviser, Aperio and the Company, the prior sub-advisory agreements automatically terminated. The Board's approval of new sub-advisory agreements was necessary for Aperio to continue to serve as a Sub-Adviser responsible for managing a portion of each of the Adara Fund’s and the Aquarius Fund’s assets. The change of control is not expected to have any material impact on Aperio’s investment philosophy or management approach or on how Aperio manages its portion of each Fund’s assets.

The terms of the each of the Aperio Agreements are identical to the terms of its respective prior sub-advisory agreement with respect to services provided by Aperio, and each of the Aperio Agreements is substantially identical. In addition, the sub-advisory fees payable to Aperio under each Aperio Agreement are identical to the fees payable under the prior respective sub-advisory agreements.

The Aperio Agreements provide that Aperio will have full power and authority to supervise and direct the investment of its allocated portion of each Fund’s assets on a discretionary basis in accordance with (i) the Fund’s investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information, as they may be amended from time to time, any additional policies or guidelines, including without limitation compliance policies and procedures established by the Adviser, the Company’s Chief Compliance Officer or the Company’s Board that has been furnished in writing by the Adviser to Aperio, (ii) the written instructions and directions received from the Adviser or the relevant Fund; and (iii) the requirements of the 1940 Act, the Investment Advisers Act of 1940, the Internal Revenue Code of 1986 and all other applicable federal and state laws governing the performance of Aperio’s duties under the Aperio Agreements, all as may be in effect from time to time. Aperio may purchase, sell and otherwise deal with its allocated portion of each Fund’s assets (including exercising all voting rights, granting or withholding consent or taking other actions with respect to the assets), in the name and on behalf of the Fund in a manner consistent with the provisions of the Aperio Agreements.

The Aperio Agreements provide that Aperio is authorized to place orders for the execution of securities transactions on behalf of the Funds with or through such broker-dealers as it may reasonably select, subject to its duty to obtain “the combination of best net price and execution” under the circumstances. In selecting brokers or dealers to execute transactions on behalf of the Funds, Aperio will make its selection based on its expectation of the most advantageous combination of execution, service and price under the circumstances, taking into consideration all relevant factors, including but not limited to price, execution capabilities, reputation, infrastructure, reliability, financial resources, quality of research products or services, and other value-added services. Aperio may pay a broker or dealer a commission in excess of the commission another broker or dealer may have charged, provided Aperio has determined in good faith that such commission is reasonable in relation to the value of the brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)) provided to the relevant Fund and other accounts over which Aperio exercises investment discretion. Aperio may utilize a broker or dealer that is an affiliate to the extent permitted by the 1940 Act. If a Fund or a Fund’s assets are a “plan” or an “employee benefit plan” under the Employee Retirement Income Security Act of 1974, Aperio will comply in all material respects with the requirements of PTE 86-128. Nothing in the Aperio Agreements will preclude Aperio from combining orders for the sale or purchase of securities for a Fund with orders for other accounts managed by Aperio, provided that such action is consistent with Aperio’s fiduciary obligations to such Fund.

The Aperio Agreements provide that they will continue in effect for terms ending August 16, 2021, and from year to year thereafter so long as such continuance is specifically approved on an individual basis at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the relevant Fund, and (ii) by vote of a majority of the Directors of the Company who are not interested persons of the Company, the Adviser or Aperio, cast in person at a meeting called for the purpose of voting on such approval. The Aperio Agreements may at any time be terminated on 60 days’ written notice to Aperio either by vote of the Board or by vote of a majority of the outstanding voting securities of the relevant Fund. The Aperio Agreements will automatically terminate in the event of their assignment or upon the termination of the Adviser’s Investment Advisory Agreement with the Company, on behalf of the relevant Fund. The Aperio Agreements may be terminated by Aperio on 60 days’ written notice to the Adviser and the Company, or by the Adviser immediately upon notice to Aperio.

Pursuant to the Aperio Agreements, except as otherwise provided by law, neither Aperio nor any of its employees, affiliates, representatives or agents will be liable for: (a) any loss that a Fund may suffer by reason of any investment decision made or other action taken or omitted in good faith by Aperio with that degree of care, skill, prudence, and diligence under the circumstances that a person acting in a fiduciary capacity would use; (b) any loss arising from Aperio’s adherence to a Fund’s written or oral instructions as delivered to Aperio by the Adviser; (c) any act or failure to act by the custodian, any broker or dealer to which Aperio directs transactions for a Fund’s assets or by any other third party.

The Aperio Agreements provide that Aperio will reimburse, indemnify and hold harmless the Adviser and its officers, directors, employees and agents for any and all damages caused by or arising, directly or indirectly, out of (i) the gross negligence or willful misconduct of Aperio, or Aperio’s material breach of fiduciary duty to a Fund, in the performance of its duties under the Aperio Agreements, or (ii) the material breach of an Aperio Agreement by Aperio.

The Aperio Agreements provide that the Adviser will reimburse, indemnify and hold harmless Aperio and its respective affiliates, officers, directors, employees, and agents for any and all damages caused by or arising, directly or indirectly out of (i) the gross negligence or willful misconduct of the Adviser, or the Adviser’s material breach of fiduciary duty to a Fund, in the performance of its duties under an Aperio Agreement; (ii) the material breach of an Aperio Agreement by the Adviser; or (iii) actions of Aperio authorized by the direction of the Adviser.

Information About Aperio. Aperio is a California limited liability company formed in August 1999. Aperio’s main office is located at Three Harbor Drive, Suite 204, Sausalito, California 94965. Aperio is registered with the SEC as an investment adviser. As of March 31, 2021, Aperio had approximately $44.8 billion in assets under management. Aperio is an indirect wholly-owned subsidiary of Blackrock, Inc.

Portfolio Managers

Ran Leshem is Aperio’s Co-Head and Chief Investment Officer. Mr. Leshem oversees the portfolio management and operations of Aperio’s US, Foreign, and Global products. Mr. Leshem has extensive expertise in applying quantitative techniques and information technology to complex operational problems. Prior to joining Aperio in 2006, Mr. Leshem was a Manager, Operating Strategy at the GAP, Inc. At the GAP, Mr. Leshem managed the development of a store level forecasting system utilizing clustering and data mining algorithms to predict sales based on historical data. Mr. Leshem received a Bachelor’s degree in Mathematics from the University of Waterloo, Canada, where he received the Hewlett Packard Award for academic excellence, and his MBA from the University of California at Berkeley.

Robert Tymoczko is Aperio’s Director of Portfolio Management. Mr. Tymoczko joined Aperio in 2012 and he is responsible for overseeing the day-to-day portfolio management and strategy implementation of all investment products. Prior to joining Aperio, Mr. Tymoczko was a Managing Partner at AlphaStream Capital Management, LLC from 2002 to 2011, where he was responsible for quantitative research and portfolio management. From 1997 to 2002, Mr. Tymoczko was Lead Portfolio Manager and Co-head of U.S. Quantitative Equity Products at Zurich Scudder Investments. Mr. Tymoczko received a BA in Quantitative Economics from Stanford University and his MBA with concentrations in Finance and Econometrics from the University of Chicago.

Principal Executive Officers and Directors. Set forth below is a list of each executive officer and director of Aperio indicating position(s) held with Aperio. The address of each individual is c/o Aperio at the address noted above.

Name	Position(s) Held with Aperio
Ran Leshem	Co-Head; Aperio Group
Elizabeth Michaels	Co-Head, Aperio Group
Martin Small	Head of US Wealth Advisory, Blackrock
Angela Osborne	Chief Operating Officer
Mark Nuti	Head of Finance
Lawrence Hing	Chief Compliance Officer
Nicholas Arnold	Head of Legal

Other Advisory Clients. Aperio also acts as investment sub-adviser to the other mutual funds listed below, which have similar investment objectives as the Funds. The table below sets forth certain information with respect to these funds.

Name of Fund	Net Assets of Fund	Annual Rate of Sub-Advisory Fees	Net Expense Limits
Aspiriant Risk-Managed Equity Allocation Fund	$241,487,448 (portion of AUM managed by Aperio as of March 31, 2021)	Confidential	None
Praxis International Index Fund	$344,882,556 (as of March 31, 2021)	0.13% of average daily net assets	None

Driehaus Capital Management LLC and the Driehaus Agreements

On March 9, 2021, Richard Driehaus, the founder and controlling owner of Driehaus, passed away. While the direct owners of Driehaus, which are Driehaus Capital Holdings LLLP and RHD Holdings LLC, have not changed, the majority ownership of Driehaus Capital Holdings LLLP has changed as a result of Mr. Driehaus’ passing.

Since the inception of each Fund, Driehaus has been a Sub-Adviser to each Fund pursuant to a sub-advisory agreement among the Adviser, Driehaus and the Company, on behalf of each Fund. The change in control of Driehaus’ parent company Driehaus Capital Holdings LLLP was deemed to be an assignment of the prior sub-advisory agreements, and, in accordance with the terms of the prior sub-advisory agreements between the Adviser, Driehaus and the Company, the prior agreements automatically terminated. The Board's approval of new sub-advisory agreements was necessary for Driehaus to continue to serve as a Sub-Adviser responsible for managing a portion of each of the Adara Fund’s and the Aquarius Fund’s assets. The change of control is not expected to have any material impact on Driehaus’ investment philosophy or management approach or on how Driehaus manages its portion of each Fund’s assets.

At a special meeting of the Board held on March 16, 2021, the directors, including a majority of those directors who are not “interested persons” of the Company (as such term is defined in the 1940 Act) voting separately, approved new and interim sub-advisory agreements among the Adviser, Driehaus and the Company, on behalf of each of the Adara Fund and the Aquarius Fund. Rule 15a-4 under the 1940 Act permits the board of an investment company to approve an interim advisory agreement in order to ensure that uninterrupted advisory services are provided to the investment company on an interim basis following a change of control of an adviser. The effective date of the interim sub-advisory agreements was March 9, 2021. Subject to the receipt of certain additional information, the new sub-advisory agreements (collectively, the “Driehaus Agreements”) will become effective following the next quarterly meeting of the Board on May 12-13, 2021.

The terms of each Driehaus Agreement are identical to the terms of the prior sub-advisory agreements with respect to services provided by Driehaus, and each of the Driehaus Agreements is substantially identical. In addition, the sub-advisory fees payable to Driehaus by the Funds under the Driehaus Agreements are identical to the fees payable under the prior sub-advisory agreements.

The Driehaus Agreements provide that Driehaus will have full power and authority to supervise and direct the investment of its allocated portion of each Fund’s assets on a discretionary basis in accordance with (i) the Fund’s investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information, as they may be amended from time to time, any additional policies or guidelines, including without limitation compliance policies and procedures established by the Adviser, the Company’s Chief Compliance Officer or the Company’s Board that has been furnished in writing by the Adviser to Driehaus, (ii) the written instructions and directions received from the Adviser or the relevant Fund; and (iii) the requirements of the 1940 Act, the Investment Advisers Act of 1940, the Internal Revenue Code of 1986 and all other applicable federal and state laws governing the performance of Driehaus’s duties under the Driehaus Agreements, all as may be in effect from time to time. Driehaus may purchase, sell and otherwise deal with its allocated portion of each Fund’s assets (including exercising all voting rights, granting or withholding consent or taking other actions with respect to the assets), in the name and on behalf of the Fund in a manner consistent with the provisions of the Driehaus Agreements.

The Driehaus Agreements provide that Driehaus is authorized to place orders for the execution of securities transactions on behalf of the Funds with or through such broker-dealers as it may reasonably select, subject to its duty to obtain “the combination of best net price and execution” under the circumstances. In selecting brokers or dealers to execute transactions on behalf of the Funds, Driehaus will make its selection based on its expectation of the most advantageous combination of execution, service and price under the circumstances, taking into consideration all relevant factors, including but not limited to price, execution capabilities, reputation, infrastructure, reliability, financial resources, quality of research products or services, and other value-added services. Driehaus may pay a broker or dealer a commission in excess of the commission another broker or dealer may have charged, provided Driehaus has determined in good faith that such commission is reasonable in relation to the value of the brokerage and research services (within the meaning of Section 28(e) of the Exchange Act) provided to the relevant Fund and other accounts over which Driehaus exercises investment discretion. Driehaus may utilize a broker or dealer that is an affiliate to the extent permitted by the 1940 Act. If a Fund or a Fund’s assets are a “plan” or an “employee benefit plan” under the Employee Retirement Income Security Act of 1974, Driehaus will comply in all material respects with the requirements of PTE 86-128. Nothing in the Driehaus Agreements will preclude Driehaus from combining orders for the sale or purchase of securities for a Fund with orders for other accounts managed by Driehaus, provided that such action is consistent with Driehaus’s fiduciary obligations to such Fund.

The Driehaus Agreements provide that they will continue in effect for initial terms ending August 16, 2022, and from year to year thereafter so long as such continuance is specifically approved on an individual basis at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the relevant Fund, and (ii) by vote of a majority of the Directors of the Company who are not interested persons of the Company, the Adviser or Driehaus, cast in person at a meeting called for the purpose of voting on such approval. The Driehaus Agreements may at any time be terminated on 60 days’ written notice to Driehaus either by vote of the Board or by vote of a majority of the outstanding voting securities of the relevant Fund. The Driehaus Agreements will automatically terminate in the event of their assignment or upon the termination of the Adviser’s Investment Advisory Agreement with the Company, on behalf of the relevant Fund. The Driehaus Agreements may be terminated by Driehaus on 60 days’ written notice to the Adviser and the Company, or by the Adviser immediately upon notice to Driehaus.

Except as otherwise provided by law, neither Driehaus nor any of its employees, affiliates, representatives or agents will be liable for: (a) any loss that a Fund may suffer by reason of any investment decision made or other action taken or omitted in good faith by Driehaus with that degree of care, skill, prudence, and diligence under the circumstances that a person acting in a fiduciary capacity would use; (b) any loss arising from Driehaus’s adherence to a Fund’s written or oral instructions as delivered to Driehaus by the Adviser; (c) any act or failure to act by the custodian, any broker or dealer to which Driehaus directs transactions for a Fund’s assets or by any other third party. If the assets allocated to Driehaus constitute only a portion a Fund’s total assets, Driehaus will not be responsible for any of such Fund’s assets not designated to Driehaus for management or the diversification of the Fund’s assets.

The Driehaus Agreements provide that Driehaus will reimburse, indemnify and hold harmless the Adviser and its officers, directors, employees and agents for any and all damages caused by or arising, directly or indirectly, out of (i) the gross negligence or willful misconduct of Driehaus, or Driehaus’s material breach of fiduciary duty to a Fund, in the performance of its duties under the Driehaus Agreements, or (ii) the material breach of an Driehaus Agreement by Driehaus.

The Driehaus Agreements provide that the Adviser will reimburse, indemnify and hold harmless Driehaus and its respective affiliates, officers, directors, employees, and agents for any and all damages caused by or arising, directly or indirectly out of (i) the gross negligence or willful misconduct of the Adviser, or the Adviser’s material breach of fiduciary duty to a Fund, in the performance of its duties under an Driehaus Agreement; (ii) the material breach of an Driehaus Agreement by the Adviser; or (iii) actions of Driehaus authorized by the direction of the Adviser.

Information About Driehaus. Driehaus is a privately held Delaware limited liability company. Driehaus’s main office is located at 25 East Erie Street, Chicago, Illinois 60611. Driehaus has been registered with the SEC as an investment adviser since 1983. As of March 31, 2021, Driehaus had approximately $12.9 billion in assets under management.

Portfolio Managers

Howie Schwab serves as Driehaus’ lead portfolio manager. Mr. Schwab joined Driehaus in 2001 upon completion of his B.A. degree in Economics from Denison University. Mr. Schwab has been a portfolio manager of the Driehaus emerging markets growth strategy since August 2007 and became the lead portfolio manager on May 1, 2012. Mr. Schwab is also a portfolio manager for the Driehaus emerging markets small cap equity and Driehaus emerging markets opportunities strategies. Prior to assuming portfolio manager responsibilities for certain of Driehaus’ international strategies, Mr. Schwab was an international equity analyst for Driehaus.

Chad Cleaver has been a portfolio manager of the Driehaus emerging markets growth strategy since May 1, 2012. Mr. Cleaver served as the assistant portfolio manager of the strategy from May 1, 2008 to May 1, 2012. Mr. Cleaver is also a portfolio manager for the Driehaus emerging markets small cap equity and Driehaus emerging markets opportunities strategies. Mr. Cleaver received his A.B. in Economics in 2000 from Wabash College. He earned his M.B.A. degree in 2004 from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. Mr. Cleaver is a CFA® charterholder. He began his career with the Board of Governors of the Federal Reserve System. He joined Driehaus in 2004 as an investment analyst prior to assuming assistant portfolio management responsibilities on May 1, 2008.

Richard Thies has been a portfolio manager of the Driehaus emerging markets growth strategy since May 1, 2016. Mr. Thies served as an assistant portfolio manager of the strategy from May 1, 2014 to April 30, 2016. Mr. Thies is also a portfolio manager of Driehaus emerging markets small cap equity and Driehaus emerging markets opportunities strategies. Mr. Thies received his B.A. in international studies from Emory University and his M.A. focused in international political economy from the University of Chicago Booth School of Business. Mr. Thies began his career at the International Finance Corporation of the World Bank Group in 2005. In 2008, Mr. Thies worked for Opportunity International as a proposal writer. He then worked as an associate international economist for The Northern Trust in 2009. Mr. Thies joined Driehaus as a macro analyst in 2011.

Principal Executive Officers and Directors. Set forth below is a list of each executive officer and director of Driehaus indicating position(s) held with Driehaus. The address of each individual is c/o Driehaus at the address noted above.

Name	Position(s) Held with Driehaus
Christina Algozine	Assistant Secretary
Anne S. Kochevar	Chief Compliance Officer
Robert M. Kurinsky	Chief Financial Officer; Chief Operating Officer and Treasurer
Janet L. McWilliams	General Counsel and Secretary
Thomas M. Seftenberg	Director of Relationship Management and Ex-U.S. Distribution
Stephen T. Weber	President, Chief Executive Officer and Head of Distribution

Other Advisory Clients. Driehaus also acts as investment adviser or sub-adviser to the other mutual funds listed below, which have similar investment objectives as the Funds. The table below sets forth certain information with respect to these funds.

Name of Fund	Role	Net Assets of Fund	Annual Rate of Advisory/Sub-Advisory Fees	Net Expense Limits
Driehaus Emerging Markets Growth Fund	Adviser	$2,283,261,342 (as of December 31, 2020)	1.02% of average daily net assets	None
Driehaus Emerging Markets Small Cap Growth Fund	Adviser	$89,729,246 (as of December 31, 2020)	1.10% of average daily net assets	1.25% of average daily net assets (subject to certain exclusions)
Driehaus International Small Cap Growth Fund	Adviser	$288,854,515 (as of December 31, 2020)	1.00% of average daily net assets	None
Driehaus Micro Cap Growth Fund	Adviser	$334,390,964 (as of December 31, 2020)	1.25% of average daily net assets	None
Driehaus Small Cap Growth Fund	Adviser	$355,243,026 (as of December 31, 2020)	0.60% of average daily net assets	1.20% of average daily net assets (subject to certain exclusions)
Driehaus Emerging Markets Opportunities Fund	Adviser	$53,261,738 (as of December 31, 2020)	0.90% of average daily net assets	1.01% of average daily net assets (subject to certain exclusions)
Driehaus Event Driven Fund	Adviser	$140,138,571 (as of December 31, 2020)	1.00% of average daily net assets	None
Driehaus Small/Mid Cap Growth Fund	Adviser	$14,845,486 (as of December 31, 2020)	0.60% of average daily net assets	0.95% of average daily net assets (subject to certain exclusions)
Destinations Small-Mid Cap Equity Fund	Sub-Adviser	$481,530,146 (portion of AUM managed by Driehaus as of December 31, 2020)	Confidential	None
Destinations Multi-Strategy Alternative Fund	Sub-Adviser	$498,265,645 (portion of AUM managed by Driehaus as of December 31, 2020)	Confidential	None
Cornerstone Advisors Global Public Equity Fund	Sub-Adviser	$18,353,446 (portion of AUM managed by Driehaus as of December 31, 2020)	Confidential	None

Board’s Considerations in Approving the Aperio Agreements and the Driehaus Agreements

The Board, including a majority of those directors who are not "interested persons" of the Company (as such term is defined in the 1940 Act), (i) approved the Aperio Agreements at a meeting held on December 10, 2020; and (ii) approved the Driehaus Agreements at a meeting held on March 16, 2021 (and together with the meeting held on December 10, 2020, the “Meeting”). For this section only, the Aperio Agreements and the Driehaus Agreements are collectively referred to as the “Agreements.” In considering the Agreements, the Board took into account all materials provided prior to and during the Meeting and at other meetings throughout the past year, the presentations made during the Meeting, and the discussions held during the Meeting. Among other things, the Board considered (i) the nature, extent, and quality of services provided to the Funds by each of Aperio and Driehaus; (ii) descriptions of the experience and qualifications of the personnel providing those services; (iii) each of Aperio’s and Driehaus’s investment philosophies and processes; (iv) each of Aperio’s and Driehaus’s assets under management and client descriptions; (v) each of Aperio’s and Driehaus’s soft dollar commission and trade allocation policies, including information on the types of research and services obtained in connection with soft dollar commissions; (vi) each of Aperio’s and Driehaus’s advisory fee arrangements and other similarly managed clients, as applicable; (vii) each of Aperio’s and Driehaus’s compliance procedures; (viii) each of Aperio’s and Driehaus’s financial information and insurance coverage, including the effect of the change of control on the operations of each of Aperio and Driehaus; (ix) the extent to which economies of scale are relevant to the Funds; (x) a report prepared by Broadridge/Lipper comparing each Fund’s management fees and total expense ratio to those of its Lipper Group and comparing the performance of each Fund to the performance of its Lipper Group; and (xi) a report comparing the performance of each Fund to the performance of its benchmark. The Board acknowledged that it relied, in part, on its prior review of each of Aperio and Driehaus at its May 13-14, 2020 meeting whereby the Board had performed its review and annual renewal of each sub-adviser’s prior sub-advisory agreements.

The Board considered the nature, extent, and quality of services to be provided by each of Aperio and Driehaus. The Board also considered the fees payable to each of Aperio and Driehaus under the proposed Agreements and the services to be provided by each of Aperio and Driehaus.

After reviewing the information regarding each sub-adviser’s costs, profitability and economies of scale, and after considering the services to be provided by each of Aperio and Driehaus, the Board concluded that the sub-advisory fees to be paid by the Fund to each of Aperio and Driehaus were fair and reasonable and that the Aperio Agreements should be approved for an initial period ending August 16, 2021 and the Driehaus Agreements, subject to receipt of additional materials at the Board’s May 2021 quarterly meeting, should be approved for an initial period ending August 16, 2022.

Additional Information

Advisory and Sub-Advisory Fees. For the fiscal year ended August 31, 2020, the Adara Fund did not pay the Advisor any advisory fees. For the fiscal year ended August 31, 2020, the Adara Fund paid the Sub-Advisors aggregate sub-advisory fees in the amount of $2,257,717 for an annualized rate of 0.75%. For the fiscal period ended August 31, 2020, the Aquarius Fund did not pay the Advisor any advisory fees. For the fiscal period ended August 31, 2020, the Aquarius Fund paid the Sub-Advisors aggregate sub-advisory fees in the amount of $935,077 for an annualized rate of 0.46%.

As of April 23, 2021 (the “Record Date”) the Company’s directors and officers as a group owned beneficially less than 1% of the outstanding shares of the Funds, individually. For the fiscal year ended August 31, 2020, neither Fund made brokerage commission payments to affiliated persons.

Information about the Adviser and the Advisory Agreements. Altair is a Delaware limited liability company formed in June 2002. Altair serves as the investment adviser to the Funds. The Adviser's principal place of business is located at 303 West Madison Street, Suite 600, Chicago, Illinois, 60606. PHRM Investments LLC holds a controlling interest in the Adviser. As of March 31, 2021, the Adviser had over $6 billion in assets under management. The Adviser is registered as an Investment Adviser with the SEC.

The list below shows each executive officer and manager of the Adviser indicating position(s) held with the Adviser and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o the Adviser at the address noted above.

Name	Position(s) Held with Altair Advisers LLC
Richard K. Black	Managing Director
Timothy G. French	Managing Director and Chief Client Officer
Rebekah L. Kohmescher	Chief Executive Officer
Jason M. Laurie	Managing Director and Chief Investment Officer
David J. Lin	Managing Director and Head of Investment Research
Bryan R. Malis	Managing Director
Rachael Halstuk Mangoubi	Managing Director
Michael J. Murray	Managing Director
Donald J. Sorota	Managing Director
Steven B. Weinstein	Chairman

The Adviser does not receive a separate management fee from the Funds. However, pursuant to the Adara Fund’s investment advisory agreement with the Adviser (the “Adara Advisory Agreement”), the Adviser is entitled to receive reimbursement for out-of-pocket expenses it incurs in connection with its compliance monitoring of Adara Fund trading, up to 0.01% of the Fund’s average daily net assets. In addition, pursuant to the Aquarius Fund’s investment advisory agreement with the Adviser (the “Aquarius Advisory Agreement” and, together with the Adara Advisory Agreement, the “Advisory Agreements”), the Adviser is entitled to receive reimbursement for compliance expenses in connection with managing the Aquarius Fund, up to 0.03% of the Fund’s average daily net assets. The Adviser will continue to manage, supervise and conduct the affairs and business of the Funds and matters incidental thereto. The Advisory Agreements will automatically terminate, without the payment of any penalty, in the event of their assignment. The Advisory Agreements may be terminated, without the payment of penalty, on 60 days’ written notice by the Adviser or by the Company (by vote of a majority of the outstanding voting securities of the applicable Fund or by vote of the Board). Each Advisory Agreement will continue in effect only if approved annually by a majority of the Board, including a majority of non-interested Directors, or by the vote of the shareholders of a majority of the outstanding voting securities of the applicable Fund.

Information About Distributor and Administrator. U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin, 53202, serves as each Fund’s administrator and Quasar Distributors, LLC, 111 E. Kilbourn Ave, Suite 2200, Milwaukee, Wisconsin 53202, serves as each Fund’s principal underwriter.

Shareholder Reports. The Funds will furnish, without charge, copies of their August 31, 2020 annual report to any shareholder upon request addressed to: [Name of Fund], c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701. The Funds’ annual reports may also be obtained, without charge, by calling 1-844-261-6482.

Share Ownership Information. This Joint Information Statement is being provided to shareholders of record of the Funds as of the Record Date specified above. On such date, the Adara Fund had 25,613,177.08 Shares outstanding and the Aquarius Fund had 30,153,093.596 Shares outstanding.

As of the Record Date, to the Company’s knowledge, the following named persons at the addresses shown below were owners of record of approximately 5% or more of the total outstanding shares of the Funds as indicated below:

Name of Fund	Shareholder Name and Address	Number of Shares Owned	Percentage of Shares Owned
Adara Smaller Companies Fund	Pershing LLC 1 Pershing Plaza FL 14 Jersey City, NJ 07399-0002	23,146,191.123	90.37%
Adara Smaller Companies Fund	BNY MELLON NA PO BOX 534005 Pittsburgh, PA 15253-4005	1,337,896.447	5.22%
Aquarius International Fund	Pershing LLC 1 Pershing Plaza FL 14 Jersey City, NJ 07399-0002	25,790,401.982	85.53%
Aquarius International Fund	Charles Schwab & Co. Inc. Special Custody A/C FBO Customers Attn Mutual Funds 211 Main Street San Francisco CA 94105-1905	2,967,299.045	9.84%

Procedures for Shareholder Communications with the Board. The Board will receive and review written correspondence from shareholders. Shareholders may address correspondence to individual directors or to the full Board at the Company’s principal business address. The Board or an individual director will respond to shareholder correspondence in a manner that the Board or director deems appropriate given the subject matter of the particular correspondence.

The Company maintains copies of all correspondence addressed to individual directors or the Board. Copies of all such correspondence are forwarded promptly to an individual director or the Board, as applicable. The Company responds to any correspondence in the nature of routine operational matters, such as routine account inquiries, on a timely basis, notwithstanding that the correspondence is addressed to an individual director or the Board, and communicates such response to the Board or director to whom the correspondence was addressed.

Shareholder Proposals. The Company does not intend to hold meetings of shareholders except to the extent that such meetings may be required under the 1940 Act or state law. Under the Company’s By-Laws, shareholders owning in the aggregate 10% of the outstanding shares of all classes of the Company have the right to call a meeting of shareholders to consider the removal of one or more directors. Shareholders who wish to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should submit their written proposals to the Company at its principal office within a reasonable time before such meeting. The timely submission of a proposal does not guarantee its consideration at the meeting.

Householding Information. If possible, depending on shareholder registration and address information, and unless you have otherwise opted out, only one copy of this Joint Information Statement will be sent to shareholders at the same address. If you would like to receive a separate copy of this Joint Information Statement, please call toll-free at 1-844-261-6482 or write to the Funds: [Name of Fund], c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701. If you currently receive multiple copies of Information Statements or shareholder reports and would like to request to receive a single copy of documents in the future, please call the toll-free number or write to the address above.